Exhibit 10(a)

HUMANA INC.

STOCK OPTION AGREEMENT

AND AGREEMENT NOT TO COMPETE OR SOLICIT

UNDER THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

THIS AGREEMENT (“Agreement”) made as of                      by and between HUMANA INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”), and                                         , an employee of the Company (hereinafter referred to as “Optionee”).

WITNESSETH

WHEREAS, the Amended and Restated 2003 Stock Incentive Plan (the “Plan”), for certain employee and non-employee Directors of the Company and its subsidiaries was approved by the Company’s Board of Directors (the “Board”) and stockholders; and

WHEREAS, the Company desires to grant to Optionee an option to purchase shares of common stock of the Company in accordance with the Plan.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Optionee agree as follows:

I.	OPTION GRANT

A. Grant of Option. The Company hereby grants to Optionee, as a matter of separate inducement and agreement and not in lieu of salary or other compensation for services, a Non-Qualified Stock Option to purchase                                          shares of the $.16 2/3 par value common stock of the Company (“Common Stock”) at the purchase price of $              per share (the “Option”) exercisable on the terms and conditions set forth herein.

B. Term. The term of the Option shall commence upon the date of grant,                     , and shall expire on                      (“Expiration Date”).

C. Vesting of Option. Except as otherwise set forth herein, this Option shall be exercisable by Optionee or his/her personal representative on and after the first anniversary of the date hereof in cumulative annual installments of one-third of the number of shares covered hereby.

D. Effect of Termination of Employment on Option.

1. If the employment of Optionee by the Company is terminated for Cause, all the rights of Optionee under this Agreement, whether or not exercisable, shall terminate immediately.

2. If the employment of Optionee is terminated for any reason other than for Cause, Retirement, death or Disability, unless otherwise specified herein, all the rights of Optionee under this Agreement then exercisable shall remain exercisable at any time within ninety (90) days after the date of such termination, but in no event beyond the Expiration Date.

3. In the event of Optionee’s Retirement, (i) to the extent that this Option (or portion hereof) is exercisable as of the date of such Retirement, this Option (or portion hereof) shall be exercisable at any time within two (2) years after the date of Retirement, but in no event beyond the Expiration Date, and only to the extent the Option (or portion hereof) was exercisable at the date of Retirement, and (ii) to the extent that this Option (or portion hereof) is not exercisable as of the date of such Retirement, this Option (or portion hereof) shall continue to vest and become exercisable as if the Optionee were continuing to provide services to the Company or a Subsidiary, as applicable, and this Option (or portion hereof) shall be exercisable at any time within two (2) years following the date on which this Option (or portion hereof) becomes vested and exercisable.

4. In the event of death or Disability of Optionee while in the employ of the Company, this Option shall become immediately exercisable and shall remain exercisable by Optionee or the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the Optionee or the estate of the Optionee at any time within two (2) years after the date of such death or Disability, regardless of the Expiration Date.

5. In the event of a Change in Control, as defined in the Plan, the Option granted in Section I shall become fully vested and immediately exercisable in its entirety. In addition, Optionee will be permitted to surrender for cancellation within sixty (60) days after a Change in Control, any portion of this Option to the extent not yet exercised and Optionee will be entitled to receive a payment in an amount equal to the excess, if any, of (x) the greater of (1) the Fair Market Value on the date of surrender of the Shares subject to this Option or portion thereof surrendered, or (2) the Fair Market Value, as Adjusted, of the Shares subject to this Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under this Option or portion thereof surrendered. The form of payment shall be determined by the Committee. In the event Optionee’s employment with the Company is terminated other than for Cause within three (3) years following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee’s employment or service shall remain exercisable for a period ending the earlier of the second anniversary of the termination of the Optionee’s employment or the expiration of the stated term of the Option.

E. Exercise of Option.

1. This Option shall be exercisable only by written notice to the Secretary of the Company at the Company’s principal executive offices, or through the on-line procedure to such broker-dealer as designated by the Company, by Optionee or his/her legal representative as herein provided. Such notice shall state the number of shares to be exercised and shall be signed, or authorized electronically, by Optionee or his/her legal representative, as applicable.

2. The purchase price shall be paid as follows:

a) In full in cash upon the exercise of the Option; or

b) By tendering to the Company shares of the Common Stock of Company owned by him/her prior to the date of exercise and having an aggregate fair market value equal to the cash exercise price applicable to his/her Option

c) A combination of I.E.(2)(a) and I.E.(2)(b) above; or

d) Through the cashless exercise provisions of the designated broker-dealer as described in the procedures communicated to the Grantee by the Company.

3. Federal, state and local income taxes and other amounts as may be required by law to be collected by the Company in connection with the exercise of this Option shall be paid pursuant to the Plan by Optionee prior to the delivery of any Common Stock under this Agreement.

II.	AGREEMENT NOT TO COMPETE AND AGREEMENT NOT TO SOLICIT

A. Agreement Not To Compete. Optionee hereby covenants and agrees that for a period commencing on the date hereof and ending twelve (12) months after the effective date of Optionee’s termination of employment with the Company, Optionee, directly or indirectly, personally, or as an employee, officer, director, partner, member, owner, material shareholder, investor or principal of, or consultant or independent contractor with, another entity, shall not:

Participate in any business which competes with the Company, including, without limitation, health maintenance organizations, insurance companies or prepaid health plan businesses, in which the Company has been actively engaged during any part of the two (2) year period immediately preceding the Optionee’s employment termination date (“Company Business”), in any of the markets in which the Company is then currently doing business.

B. Agreement Not To Solicit. Optionee hereby covenants and agrees that for a period commencing on the date hereof and ending twelve (12) months after the effective date of Optionee’s termination of employment with the Company, Optionee, directly or indirectly, personally, or as an employee, officer, director, partner, member, owner, material shareholder, investor or principal of, or consultant or independent contractor with, another entity, shall not:

1. Interfere with the relationship of the Company and any of its employees, agents, representatives, consultants or advisors.

2. Divert, or attempt to cause the diversion from the Company, any Company Business, nor interfere with relationships of the Company with its policyholders, agents, brokers, dealers, distributors, marketers, sources of supply or customers.

3. Solicit, recruit or otherwise induce or influence any employee of the Company to accept employment in any business which competes with the Company Business, in any of the markets in which the Company is then currently doing business.

C. Effect of Termination of Employment on Agreements Not to Compete and Not to Solicit.

1. In the event Optionee voluntarily resigns or is discharged by Company with Cause at any time prior to the vesting of the Option, the prohibitions on Optionee set forth in Sections II.A and II.B shall remain in full force and effect.

2. In the event Optionee is discharged by Company other than with Cause prior to the vesting herein of the Option, the prohibitions set forth in Section II.A shall remain in full force and effect only if the Company, solely at its option, pays to Optionee an amount at least equal to Optionee’s then current annual base salary, whether such amount is paid pursuant to this provision or pursuant to any other severance or separation plan or other plan or agreement between Optionee and Company.

3. In the event Optionee is discharged by Company other than with Cause prior to vesting herein of the Option, the prohibitions set forth in Section II.B above shall remain in full force and effect.

4. After the vesting of the Option, the prohibitions on Optionee set forth herein shall remain in full force and effect, except as otherwise provided in Section II.D.

D. Effect Of Change In Control on Agreements Not to Compete and Not to Solicit.

1. In the event of a Change in Control, the prohibitions on Optionee set forth in Section II.A shall remain in full force and effect only if the acquirer or successor to the Company following the Change in Control shall, solely at its option, pay, within thirty (30) days following Optionee’s employment termination date with the Company or its successor, to the Optionee an amount at least equal to Optionee’s then current annual base salary, plus Optionee’s maximum potential bonus pursuant to any bonus plan in which Optionee participated as of the date of the Change in Control. Such sums shall be in addition to any other amounts paid or payable to Optionee with respect to other change in control agreements.

2. In the event of a Change in Control, the prohibitions on Optionee set forth in Section II.B. shall remain in full force and effect.

E. Governing Law. Notwithstanding any other provision herein to the contrary, the provisions of this Section II of the Agreement, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflicts or choice of laws rules or principles that might otherwise refer construction or interpretation of this Section II to the substantive law of another jurisdiction.

F. Injunctive Relief; Invalidity of Any Provision. Optionee acknowledges that (1) his or her services to the Company are of a special, unique and extraordinary character, (2) his or her position with the Company will place him or her in a position of confidence and trust with respect to the operations of the Company, (3) he or she will benefit from continued employment with the Company, (4) the nature and periods of restrictions imposed by the covenants contained in this Section II hereof are fair, reasonable and necessary to protect the Company, (5) the Company would sustain immediate and irreparable loss and damage if Optionee were to breach any of such covenants, and (6) the Company’s remedy at law for such a breach will be inadequate. Accordingly, Optionee agrees and consents that the Company, in addition to the recovery of damages and all other remedies available to it, at law or in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Optionee of any covenant contained in Section II hereof. If any provision of this Section II is determined by a court of competent jurisdiction to be invalid in whole or in part, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law, and as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

III.	MISCELLANEOUS PROVISIONS

A. Binding Effect & Adjustment. This Agreement shall be binding and conclusive upon each successor and assign of the Company. Optionee’s obligations hereunder shall not be assignable to any other person or entity. It is the intent of the parties to this Agreement that the benefits of any appreciation of the underlying Common Stock during the term of the Award shall be preserved in any event, including but not limited to a recapitalization, merger, consolidation, reorganization, stock dividend, stock split, reverse stock split, spin-off or similar transaction, or other change in corporate structure affecting the Shares, as more fully described in Section 4.6 of the Plan. All obligations imposed upon Optionee and all rights granted to Optionee and to the Company shall be binding upon Optionee’s heirs and legal representatives.

B. Amendment. This Agreement may only be amended by a writing executed by each of the parties hereto.

C. Governing Law. Except as to matters of federal law and as otherwise provided herein, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

D. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Kentucky, County of Jefferson, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Kentucky, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

E. No Employment Agreement. Nothing herein confers on the Optionee any rights with respect to the continuance of employment or other service with the Company, nor will it interfere with any right the Company would otherwise have to terminate or modify the terms of Optionee’s employment or other service at any time.

F. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify this Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Agreement shall remain in full force and effect.

G. Assignment. The Option granted under this Agreement to Optionee may not be assigned, transferred, pledged, alienated or hypothecated in any manner during Optionee’s lifetime, but shall be solely and exclusively the right of Optionee to exercise during his/her lifetime. Should Optionee attempt to assign, transfer, pledge, alienate or hypothecate this Option or any rights hereunder in any manner whatsoever, such action shall constitute a breach of the covenants hereunder and Company may terminate this Option as to any then unexercised shares.

H. Defined Terms. Any term used herein and not otherwise defined herein shall have the same meaning as in the Plan. Any conflict between this Agreement and the Plan will be resolved in favor of the Plan. Any disputes or questions of right or obligation which shall result from or relate to any interpretation of this Agreement shall be determined by the Committee. Any such determination shall be binding and conclusive upon Optionee and any person or persons claiming through Optionee as to any rights hereunder.

I. Execution. If Grantee shall fail to execute this Agreement, either manually with a paper document, or through the on-line grant agreement procedure with the Company’s designated broker–dealer, and, if manually executed, return the executed original to the Secretary of the Company, the Award shall be null and void. The choice of form will be at the Company’s discretion.

IN WITNESS WHEREOF, Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has executed this Agreement, each as of the day first above written.

“Company”
ATTEST:	HUMANA INC.

BY:	BY:
[Name]	[Name]
[Title]	[Title]

“Optionee”

[Name]